UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2016

MACROGENICS, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MacroGenics, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders on May 18, 2016. A total of 30,502,648 shares of the Company's common stock were present or represented by proxy at the meeting, which represented approximately 88.32% of the Company's 34,536,521 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of March 29, 2016. Stockholders considered the four proposals outlined below, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2016.

Proposal 1. The election of two nominees to serve as Class III directors, each for a term of three years. Both director nominees were elected. The voting results were as follows:

Nominees	For	Withheld
Paulo Costa	25,921,264	1,058,377
Edward Hurwitz	25,865,896	1,113,745

Proposal 2. The ratification of the appointment by the audit committee of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2016. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
30,169,021	230,487	103,140	0

Proposal 3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
26,558,778	300,449	120,414	3,523,007

Proposal 4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non Votes
21,017,005	176,490	3,458,946	2,327,200	3,523,007

On May 18, 2016, following the Company's annual meeting, in light of the outcome of the shareholder vote and other relevant factors, the Company's Board of Directors determined that the Company would conduct an annual non-binding, advisory vote on named executive officer compensation as disclosed in the proxy statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	MACROGENICS, INC.
	By:	/s/Atul Saran Atul Saran Senior Vice President and General Counsel